UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  April 11, 2022

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number			IRS Employer Identification No.

1-11459	PPL Corporation			23-2758192
(Exact name of Registrant as specified in its charter)
Pennsylvania
Two North Ninth Street
	Allentown,	PA	18101-1179
	(610)	774-5151

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol:	Name of each exchange on which registered
Common Stock of PPL Corporation	PPL	New York Stock Exchange

Junior Subordinated Notes of PPL Capital Funding, Inc.
2007 Series A due 2067	PPL/67	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure.

As previously disclosed, on February 23, 2022, the Rhode Island Division of Public Utilities and Carriers (the "Division"), in response to an application filed by PPL Corporation (the "Company"), PPL Rhode Island Holdings, LLC, an indirect wholly-owned subsidiary of the Company ("PPL Rhode Island"), The Narragansett Electric Company ("Narragansett") and National Grid USA, issued an order authorizing, as consistent with the public interest, the disposition of jurisdictional facilities that will result in PPL Rhode Island acquiring 100% of the outstanding shares of common stock of Narragansett (the "Transaction"), as contemplated by that certain Share Purchase Agreement, dated as of March 17, 2021 (as supplemented and amended), by and among PPL Energy Holdings, LLC, PPL Rhode Island (as successor by assignment from PPL Energy Holdings, LLC), National Grid USA, and, solely with respect to certain provisions thereof, the Company.

On April 1, 2022, the Rhode Island Superior Court (the "Superior Court") stayed the Division's order pending the Superior Court's decision on the Attorney General of Rhode Island's appeal of the Division's order. Oral arguments with respect to such appeal were scheduled for April 12, 2022 before the Superior Court.

On April 11, 2022, the Superior Court granted the request of the Company, PPL Rhode Island and the Attorney General of Rhode Island and issued an order rescheduling the oral arguments with respect to such appeal for April 26, 2022 to allow time for the parties to pursue settlement discussions. There can be no assurances that a settlement will be reached by the parties. The Company remains confident that the Division correctly authorized the Transaction.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Marlene C. Beers
Marlene C. Beers Vice President and Controller

Dated:  April 11, 2022